FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRANS-LUX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                           13-1394750
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

110 Richards Avenue, Norwalk, Connecticut    06856-5090
(Address of principal executive offices)    	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class            Name of each exchange on which
   to be so registered            each class is to be registered

  	% Convertible Subordinated       American Stock Exchange
     Notes due 2006


If this Form, relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [X]

Securities to be registered pursuant to Section 12(g) of the Act:


None
(Title of class)




	Item 1.  Description of Registrant's Securities to be Registered.

	Reference is made to pages 34 through 42 of the Prospectus contained in the
Registrant's registration statement on Form S-2 (File No. 333-15481) under the Securities Act of 1933, as amended (the "Securities Act"), for a description of the Registrant's ___% Convertible Subordinated Notes due 2006
(the "Notes"), which description is incorporated herein by reference.

	The Registrant hereby incorporates by reference into this registration statement the description of the Notes included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act.

	Item 2.  Exhibits.

	Reference is made to Exhibit 4.2 of the Registrant's registration statement on Form S-2 (File No. 333-15481) under the Securities Act for the form of proposed Indenture between the Registrant and Continental Stock Transfer &
Trust Company, including the Form of Note contained therein as Exhibit A, which exhibits are incorporated herein by reference.


                                 SIGNATURE

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


TRANS-LUX CORPORATION
(Registrant)

Dated:  November 7, 1996

By:___________________________________
   Angela Toppi, Senior Vice President
   and Chief Financial Officer